EXHIBIT 23.1
CONSENT OF INDEPENDENT ACCOUNTANTS
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-46024, 333-82233, 333-58235, 333-06577, 333-73512, 333-109042 and 333-127488) and Form S-3 (File Nos. 333-146185 and 333-146187) of Integra LifeSciences Holdings Corporation and Subsidiaries of our report dated October 16, 2008, relating to the financial statements of Theken Spine, LLC which appear in the Current Report on Form 8-K/A of Integra LifeSciences Holdings Corporation dated October 17, 2008.
/s/ PricewaterhouseCoopers LLP
Cleveland, Ohio
October 17, 2008